UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 or l5(d) of the

Securities Exchange Act of l934

August 25, 2014

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Daniel R. Meyer, Senior Vice President, Corporate Controller and Assistant Treasurer of SP Plus Corporation (the “Company”), has advised the Company that he will be retiring in March 2015. Mr. Meyer has also served as the Company’s Principal Accounting Officer. Effective as of August 25, 2014, Kristopher H. Roy assumed the position of Vice President and Corporate Controller and is now Principal Accounting Officer, overseeing all of the Company’s corporate accounting, financial reporting and tax functions. Mr. Meyer will focus on completing the Company’s integration efforts and transition matters prior to his retirement.

Mr. Roy, 39, started at the Company as Vice President and Assistant Controller in November 2013. Immediately preceding his employment with the Company, he served as the Global Director of Accounting, Consolidation and Financial Systems at CNH Industrial N.V. and its predecessor beginning in March 2013. From September 2000 to March 2013, he worked in the audit practice of Ernst & Young LLP, most recently as Senior Manager in the Minneapolis office. Mr. Roy is a Certified Public Accountant and holds a Bachelor of Arts in Accounting from Michigan State University.

Mr. Roy’s salary is $225,000 per annum, and he is eligible to participate the Company’s annual cash bonus program. Mr. Roy has no other reportable relationships with the Company or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: August 28, 2014	By:	/s/ VANCE C. JOHNSTON
Vance C. Johnston
Executive Vice President, Chief Financial Officer and Treasurer